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Exhibit 23.9

CONSENT OF ROBERT A. STANGER & CO., INC.

        We hereby consent to the reference in this Registration Statement on Form S-11, as amended (the "Registration Statement") of our fair market valuation of the mortgage debt encumbering the real estate portfolio of Carey Watermark Investors Incorporated as of September 30, 2013 and to all references to our firm in such Registration Statement.

ROBERT A. STANGER & CO., INC.
By:	/s/ Robert A. Stanger & Co., Inc. Robert A. Stanger & Co., Inc.

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  Exhibit 23.9
CONSENT OF ROBERT A. STANGER & CO., INC.